                                                                    Exhibit 10.1

                            FIRST AMENDMENT TO THE
                         SECURITIES PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT, dated as of June 20, 2001 (the "Amendment"), by and between SENETEK, plc, a corporation organized under the laws of England (the "Company") and the holders of warrants and notes set forth on Schedule 1 hereto (the "Purchasers").
             ----------

     WHEREAS, the Company and the Purchasers have entered into a Securities Purchase Agreement dated as of April 14, 1999 (as the same from time to time may be amended, modified, supplemented, extended or restated, the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement;

     WHEREAS, Wallington Investments Limited, a corporation organized under the laws of the British Virgin Islands ("Wallington"), has agreed to extend certain financial accommodations to the Company in connection with the financing of the working capital needs of the Company, and Wallington is willing to extend such financial accommodations to the Company pursuant to the terms of a Revolving Credit Agreement to be entered into by the Company and Wallington (the "Credit Agreement");

     WHEREAS, as a condition to Wallington entering into the Credit Agreement and extending financial accommodations to the Company thereunder, and in consideration thereof, the Company and the Purchasers desire to modify certain terms of the Purchase Agreement in order to, among other things, permit the Company to enter into the Credit Agreement and amend and restate the Notes and Warrants, as provided herein;

     WHEREAS, pursuant to Section 13 of the Warrants, the Warrants may be amended with the written consent of the Company and the Holders of the Warrants that are exercisable for a number of Ordinary Shares that represent in the aggregate at least a majority of the total number of Ordinary Shares for which all of the Warrants are then exercisable;

     WHEREAS, pursuant to Section 8 of the Notes, the Notes may be amended with the written consent of the Company and the Holders of the Notes that represent in the aggregate at least a majority of the total principal amount of the Notes then outstanding; and

     WHEREAS, concurrently herewith, the Company and Scorpion Holdings, Inc., a Delaware corporation ("Scorpion Holdings"), shall execute the Investment Advice Agreement, dated as of the date hereof (the "Advice Agreement"), in connection with investment advice provided to the Company by Scorpion Holdings;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1.   Amendments to the Purchase Agreement. (a)  The definitions of "Notes,"
          ------------------------------------
"Permitted Liens," "Restricted Payment," "Series A Warrants," "Series B Warrants," "Series C Warrants" and "Transaction Documents" contained in Section 1 of the Purchase Agreement are deleted in their entirety and replaced with the following new definitions of such terms:

          "Notes" shall mean the Amended and Restated Senior Secured Notes due April 14, 2004 (together with any such notes which may be issued hereunder in substitution or exchange thereof) of the Company to bear interest on the unpaid balance thereof from the date of issue until the principal thereof shall become due and payable at the rate of 8.0% per annum (accruing daily and payable quarterly in arrears) and on overdue principal, premium and interest at the rate specified therein, and stated to mature on April 14, 2004, issued pursuant to Section 2 hereof."

          "Permitted Liens" shall mean, as to the property, personal, real, tangible and intangible, of any Person:

          (i)   Other Liens in existence on the Closing Date listed on Schedule
                                                                       --------
    8.1 hereto;
    ---

          (ii) Purchase money Liens upon or in any plant, machinery or equipment acquired after the Closing Date by the Company to secure a portion of the purchase price of such plant, machinery or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such plant, machinery or equipment and Liens incurred in connection with Inventory Financing and Receivables Financing;

          (iii) Liens existing on any plant, machinery or equipment at the time of its acquisition whether by merger, consolidation, purchase of assets, or otherwise;

          (iv) Liens incurred to refinance existing secured obligations permitted by clauses (i) through (iii) above;

          (v) Liens incurred or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

          (vi) Liens imposed by law, such as mechanics' carriers' warehousemen's, materialmen's, supplier's and vendors' in good faith by appropriate proceedings which have the effect of staying any action to foreclose or to obtain a judgment to enforce such Liens;

          (vii) zoning restrictions, easements, licenses, covenants, reservations restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially impair the use of such property in the operation of the businesses of such Person;

          (viii) Liens for taxes or assessments not yet due or which are being contested in good faith for which adequate reserves have been established in accordance with GAAP; and

          (ix) Liens granted to the Purchasers and the Lender pursuant to the Transaction Documents or any document delivered in connection therewith."

          "Restricted Payment" shall mean (i) any dividend on, or any distribution of property or cash in respect of, any shares of Capital Stock of the Company or any Subsidiary or the incurrence of any liability in respect thereof, and (ii) any payment or distribution of property or cash on account of the redemption, purchase, retirement or other acquisition of any shares of Capital Stock of the Company or any Subsidiary or any warrant, option or other right to purchase or acquire any shares of Capital Stock of the Company or any Subsidiary, other than (x) the issuance of Ordinary Shares upon the exercise of the Warrants to Scorpion Holdings in payment of the one time Transaction Fee (as defined in the Advice Agreement) payable under Section 2 of the Advice Agreement and (y) the issuance to Scorpion Holdings of Ordinary Shares in payment of any Drawdown Fee under the terms of the Credit Agreement (and as defined therein) and the issuance of Ordinary Shares in connection with the conversion rights of the Lender under the provisions of the Credit Agreement."

          "Series A Warrants" shall mean the amended and restated warrants to purchase an aggregate of 3,000,000 Ordinary Shares, subject to adjustment, at an exercise price of $1.00 per Ordinary Share, subject to adjustment."

          "Series B Warrants" shall mean the amended and restated warrants to purchase an aggregate of 3,333,333 Ordinary Shares, subject to adjustment, at an exercise price of $1.25 per Ordinary Share, subject to adjustment."

     "Series C Warrants" shall mean the amended and restated warrants to purchase an aggregate of 1,194,285 Ordinary Shares, subject to adjustment, at an exercise price of $1.00 per Ordinary Share, subject to adjustment."

          "Transaction Documents" shall mean, collectively, (i) this Agreement, as amended by the First Amendment, (ii) the First Amendment, (iii) the Advice Agreement; (iv) the Notes, (v) the Warrants, (vi) the Registration Rights Agreement, (vii) the Security Agreement, (viii) the U.K. Security Agreement, (ix) the Pledge Agreement, (x) the Guaranty and (xi) the Patent and Trademark Security Agreement and all exhibits and schedules thereto and hereto; as such agreements in (vi) through (xi) are amended and ratified by amendments to such agreements executed and delivered into by the parties thereto in connection with the closing of the transactions provided for in the Credit Agreement."

          (b) Section 1 of the Purchase Agreement is hereby amended by inserting the following definitions in their proper alphabetical order:

          "Advice Agreement" shall mean that certain Investment Advice Agreement dated as of June 20, 2001 between the Company and Scorpion Holdings."

          "Credit Agreement" shall mean that certain Revolving Credit Agreement between the Company and the Lender."

          "First Amendment" shall mean the First Amendment to the Securities Purchase Agreement dated as of June 20, 2001 by and between the Company and the Purchasers described therein."

          "Lender" shall mean Wallington Investments Limited, a company organized under the laws of the British Virgin Islands."

          "Lender Note" shall mean the Revolving Credit Note in an aggregate maximum principal amount of $1,000,000 issued by the Company in the favor of the Lender pursuant to the terms of the Credit Agreement."

          "Scorpion Holdings" shall mean Scorpion Holdings, Inc., a Delaware corporation."

          (c)  Section 7.13 (KEY MAN LIFE INSURANCE) of the Purchase Agreement
                             ----------------------
is hereby amended and restated as follows:

          "The Company shall have obtained as of the Closing Date from a financially sound and reputable insurer, a "key man" life insurance policy with respect to Frank J. Massino in an amount equal to at least $1,000,000, and any proceeds (after payment of applicable taxes) received by the Company thereunder shall be applied to repay the debt evidenced by the Notes and the Lender Note pro rata on the basis of the respective amounts of unpaid principal and accrued and unpaid interest."

          (d)  Section 8.17 (DIVIDENDS AND REDEMPTIONS) of the Purchase
               --------------------------
Agreement is hereby amended to read in its entirety as follows:

          "Neither the Company nor any of its Subsidiaries shall (a) declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Capital Stock on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or (b) make any payments (including, without limitation, prepayments) of principal of, or retire, redeem, purchase or otherwise acquire any Indebtedness, other than with respect to any Indebtedness under the Credit Agreement, the Notes or any scheduled payments of Permitted Indebtedness."

          (e) The word "or" is hereby deleted from the end of Section 9.1(xiv) of the Purchase Agreement, the period at the end of Section 9.1(xv) of the Purchase Agreement is hereby deleted and replaced by "or" and a new Section 9.1(xvi) is hereby added to the Purchase Agreement and shall read in its entirety as follows:

          "(xvi) an "Event of Default" under the Credit Agreement (and as defined therein) shall have occurred and be continuing."

     2.   Amended and Restated Warrants. Upon delivery of the original Warrants,
          -----------------------------
as amended, to the Company by the Holders thereof, the Series A Warrants, the Series B Warrants and the Series C Warrants shall be amended and restated in their entirety in the forms attached hereto as Exhibit A, Exhibit B and Exhibit
                                               ---------  ---------     -------
C, respectively, to provide substantially as follows: (i) that the exercise
-
price of the Series A Warrants shall be reduced, subject to adjustment, from $1.20 to $1.00 and that the expiration date of the Series A Warrants shall be extended from April 14, 2004 to April 14, 2009; (ii) that the exercise price of the Series B Warrants shall be reduced, subject to adjustment, from $1.50 to $1.25; and (iii) that the exercise price of the Series C Warrants shall be reduced, subject to adjustment, from $2.00 to $1.00.

     3.   Amended and Restated Notes. Upon delivery of the original Notes to the
          --------------------------
Company by the Holders thereof, the Notes shall be amended and restated in their entirety in the form attached hereto as Exhibit D to provide substantially that
                                        ---------
the maturity date of such Notes shall be extended from April 14, 2002 to April 14, 2004.

     4.   Credit Agreement.  In order to permit the Company to enter into the
          ----------------
Credit Agreement pursuant to which Wallington will provide a $1,000,000 revolving line of credit to the Company and the documents required thereby, the Purchasers hereby acknowledge that the Indebtedness incurred by the Company under the Credit Agreement is "Permitted Indebtedness" within the meaning of paragraph (iv) of the definition of "Permitted Indebtedness" in the Purchase Agreement.

     5.   Expenses.   Upon the execution of this Amendment, the Company shall
          --------
reimburse the Purchasers for the reasonable out-of-pocket expenses associated with this Amendment, the Notes and the Warrants, which expenses shall not exceed $50,000.

     6.   Conditions to Closing.  This Amendment shall become effective only
          ---------------------
upon the satisfaction or waiver of all of the following conditions precedent and as a condition to the execution of this Amendment: (i) the Company shall have executed and delivered to the Purchasers the amended and restated Notes and Warrants and the amended and restated Registration Rights Agreement described in
Section 7 below; (ii) the Purchasers shall have received from Latham & Watkins, counsel for the Company, a legal opinion covering the matters contained in the form attached hereto as Exhibit E, addressed to the Purchasers dated the date
                        ---------
hereof, and (iii) the Company and Wallington shall have entered into the Credit Agreement.

     7.   Registration Rights Agreement. Upon the execution of the Credit
          -----------------------------
Agreement, the Company, the Purchasers, Scorpion Holdings, and Wallington shall amend and restate the Registration Rights Agreement to include Scorpion Holdings and Wallington, as Holders, and to include in the definition of "Registrable Securities" (i) the Transaction Fee Shares (as defined in the Advice Agreement),
(ii) the Ordinary Shares issuable upon the conversion of any loan amounts (including, without limitation, interest) extended by Wallington to the Company pursuant to the Credit Agreement, and (iii) all Ordinary Shares issued to Scorpion Holdings under the Credit Agreement as payment of any Drawdown Fees (as defined in the Credit Agreement).

     8.   Representations and Warranties.  (a) In order to induce the Purchasers
          ------------------------------
to enter into this Amendment, the Company hereby represents and warrants to the Purchasers that the Company has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment. The Company has taken all corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment. This Amendment constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. All of the obligations under the Notes are owing by the Company to the Purchasers without defense, offset or counterclaim on the date hereof.

          (b) Each of the Purchasers hereby reaffirms and restates, with the same effect as if set forth in full herein, the representations and warranties made in Section 11 of the Purchase Agreement, (i) including in the definition of "Acquired Securities" for purposes of such reaffirmation and restatement, (A) the Amended and Restated Warrants issued pursuant to Section 2 hereof, including any Ordinary Shares issued upon the exercise thereof, and (B) the Amended and Restated Notes issued pursuant to Section 3 hereof, including any Ordinary Shares issued in payment of the principal amount thereof or interest thereon, and (ii) including in the definition of "Warrants" for the purposes of such reaffirmation and restatement, the Amended and Restated Warrants issued pursuant to Section 2 hereof.

     9.   Amendments. This Amendment may not be amended, modified or
          ----------
supplemented except by a subsequent written agreement signed by the parties hereto.

     10.  Counterparts. This Amendment may be executed simultaneously in any
          ------------
number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one in the same instrument.

     11.  Governing Law.  This Amendment shall be governed by the laws of the
          -------------
State of New York (without giving effect to any conflicts of law rules or principals).

     12.  Headings.   The headings of this Amendment may be executed in
          --------
counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

     13.  Survival of the Purchase Agreement.  Each reference in the Purchase
          ----------------------------------
Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Purchase Agreement in any related document (other than the Purchase Agreement) shall mean and be a reference to the Purchase Agreement as amended hereby. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect and is hereby ratified, confirmed and acknowledged by the Company. This Amendment shall not be deemed to (i) be a consent to any waiver or modification of any term or condition of the Purchase Agreement or any document delivered pursuant thereto, except in each case as expressly provided herein, or (ii) prejudice any right or rights the Purchasers may now or in the future have in connection with the Purchase Agreement.

      [Signature page follows, remainder of page is intentionally blank]

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this First Amendment to the Securities Purchase Agreement as of the day and year first above written.

                                   SENETEK PLC



                                   By: /s/ Frank J. Massino
                                       --------------------
                                       Name:  Frank J. Massino
                                       Title: President


                                   SILVER CREEK INVESTMENTS, LTD.


                                   By: /s/ Robert T. Tucker
                                       --------------------
                                       Name:  Robert T. Tucker
                                       Title: Director


                                   BOMOSEEN INVESTMENTS, LTD.


                                   By: /s/ Robert T. Tucker
                                       --------------------
                                       Name:  Robert T. Tucker
                                       Title: Director


                                   ELSTREE HOLDINGS, LTD.


                                   By: /s/ Robert T. Tucker
                                       --------------------
                                       Name:  Robert T. Tucker
                                       Title: Attorney-in-Fact


                                   DANDELION INVESTMENTS, LTD.


                                   By: /s/ Robert T. Tucker
                                       --------------------
                                       Name:  Robert T. Tucker
                                       Title: Attorney-in-Fact

                                  SCHEDULE 1

--------------------------------------------------------------------------------------------------------------
                                                 Principal    Principal
                                    Number of    Amount of    Amount of    Number of   Number of    Number of
                                    Ordinary    Investment   Settlement    Series A     Series B    Series C
                                     Shares        Notes        Notes      Warrants     Warrants    Warrants
--------------------------------------------------------------------------------------------------------------
Silver Creek Investments, Ltd.      626,269     $1,487,069     $710,394      892,241     991,379      355,197
--------------------------------------------------------------------------------------------------------------
Bomoseen Investments, Ltd.          626,269     $1,487,069     $710,394      892,241     991,379      355,197
--------------------------------------------------------------------------------------------------------------
Elstree Holdings, Ltd.              426,589     $1,012,931     $483,891      607,759     675,287      241,946
--------------------------------------------------------------------------------------------------------------
Dandelion Investments, Ltd.         426,588     $1,012,931     $483,891      607,759     675,287      241,946
--------------------------------------------------------------------------------------------------------------

                     EXHIBIT A - FORM OF SERIES A WARRANTS
                     -------------------------------------

                       See Exhibit 10.3 filed herewith.

                     EXHIBIT B - FORM OF SERIES B WARRANTS
                     -------------------------------------

                       See Exhibit 10.4 filed herewith.

                     EXHIBIT C - FORM OF SERIES C WARRANTS
                     -------------------------------------

                       See Exhibit 10.5 filed herewith.

                           EXHIBIT D - FORM OF NOTES
                           -------------------------

                       See Exhibit 10.2 filed herewith.

                       EXHIBIT E - FORM OF LEGAL OPINION
                       ---------------------------------

                         [Latham & Watkins Letterhead]

                                 June 20, 2001


The Purchasers under the Securities
Purchase Agreement (as defined below)
c/o Silver Creek Investments, Ltd.
61 Purchase Street
Rye, New York 10580

Scorpion Holdings, Inc.
505 Park Avenue, 12/th/ Floor
New York, New York 10022

          Re:  First Amendment to the Securities Purchase Agreement and
               --------------------------------------------------------
               Investment Advice Agreement
               ---------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Senetek PLC, a corporation organized under the laws of England (the "Company"), in connection with (i) the First Amendment to the Securities Purchase Agreement by and among Silver Creek Investments, Ltd., Dandelion Investments, Ltd., Bomoseen Investments, Ltd., and Elstree Holdings, Ltd. (collectively, the "Purchasers"), and the Company (the "Agreement"), and (ii) the Investment Advice Agreement by and between the Company and Scorpion Holdings, Inc. ("Scorpion") (the "Investment Advice Agreement"). This opinion is rendered to you pursuant to Section 6 of the Agreement. Capitalized terms used herein, and not otherwise defined herein shall have the meanings given them in the Agreement or in the Securities Purchase Agreement, dated as of April 14, 1999, as amended (the "Purchase Agreement"), between the Company and Purchasers.

          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

               a)   the Agreement and the Investment Advice Agreement;

               b) the Amended and Restated Series A Warrant certificates, dated June 20, 2001, issued to the Purchasers representing warrants to purchase an aggregate of 3,000,000 Ordinary Shares of the Company (the "Amended Series A Warrants");

               c) the Amended and Restated Series B Warrant certificates, dated June 20, 2001, issued to the Purchasers representing warrants to purchase an aggregate of 3,333,333 Ordinary Shares of the Company (the "Amended Series B Warrants");

               d) the Amended and Restated Series C Warrant certificates, dated June 20, 2001, issued to the Purchasers representing warrants to purchase an aggregate of 1,194,285 Ordinary Shares of the Company (the "Amended Series C Warrants," and together with the Series A Warrants and the Series B Warrants, the "Amended Warrants");

               e) the Amended and Restated Senior Secured Notes, due 2004, dated June 20, 2001, in the aggregate principal amount of $5,000,000 made by the Company in favor of the Purchasers in accordance with Schedule 1 to the Agreement (the "Restated Investment Notes");

               f) the Amended and Restated Senior Secured Notes, due 2004, dated June 20, 2001, in the aggregate principal amount of $2,388,570 made by the Company in favor of the Purchasers in accordance with Schedule 1 to the Agreement (the "Restated Settlement Notes," and together with the Restated Investment Notes, the "Restated Notes"); and

               g) the Amended and Restated Registration Rights Agreement, dated June 20, 2001, by and among the Purchasers, Scorpion, Wallington Investments, Ltd. and the Company;

          The documents described in subsections (a) - (g) above are referred to herein collectively as the "Documents."

          With your consent we have relied upon the foregoing and certificates of officer(s) of the Company and of public officials with respect to certain factual matters and have assumed the accuracy of the representations and warranties of the Purchasers set forth in the Agreement and of Scorpion set forth in the Investment Advice Agreement. We have not independently verified such factual matters or the accuracy of such representations and warranties. Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions set forth in paragraph 2 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to securities purchase transactions. Various issues concerning English law are addressed in the separate opinion of Latham & Watkins, separately provided to you, and we express no opinion with respect to those matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          1. The Documents have been duly executed and delivered by the Company.

          2. Each of the Documents constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          3. The execution and delivery of the Documents by the Company on the date hereof do not: (i) violate any federal, New York or California statute, rule or regulation applicable to the Company, or (ii) require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any federal, New York or California statute, rule or regulation applicable to the Company.

          No opinion is expressed in paragraphs 2 and 3 above as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, securities laws, antitrust or trade regulation laws. The opinions expressed in paragraphs 2 and 3 do not include any opinions with respect to compliance with laws relating to permissible rates of interest.

          The opinions expressed in paragraph 2 are further subject to the following limitations, qualifications and exceptions:

          (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

          (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

          (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

          (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

          To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Documents have complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; all parties to the Documents are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; all parties to the

Documents have the requisite corporate power and authority to execute and deliver the Documents and to perform their respective obligations under the Documents to which they are a party; the Documents to which such parties are a party have been duly authorized by such parties; the Documents to which such parties other than the Company are a party have been duly executed and delivered by such parties; and the Documents constitute the legally valid and binding obligations of all parties to the Documents, enforceable against them in accordance with their terms. We express no opinion as to compliance by any party to the Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of its business.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                   Very truly yours,

                       EXHIBIT E - FORM OF LEGAL OPINION
                       ---------------------------------

                         [Latham & Watkins Letterhead]

                                 June 20, 2001


To:  Silver Creek Investments Limited
     Bomoseen Investments Limited
     Elstree Holdings, Limited
     Dandelion Investments Limited
     Wallington Investments Limited
     Scorpion Holdings, Inc.

Ladies and Gentlemen:

Re:  First Amendment To The Securities Purchase Agreement dated as of June 20,
     -------------------------------------------------------------------------
     2001, by and between Senetek Plc and the holders of warrants and notes set
     --------------------------------------------------------------------------
     forth on Schedule 1 thereto
     ---------------------------

1. We have acted as English Solicitors to Senetek PLC (the "Company") in connection with the amendment of the Securities Purchase Agreement dated as of April 14, 1999 (the "Purchase Agreement") between the Company and Silver Creek Investments Limited and others (the "First Amendment "), the execution of the Revolving Credit Agreement between Wallington Investments Limited and the Company (the "Credit Agreement") and the execution of the Investment Advice Agreement between the Company and Scorpion Holdings, Inc..

2. This opinion is being rendered to you pursuant to Section 6(iii) of the First Amendment and Section 7.1(g) of the Credit Agreement. Unless otherwise defined herein, terms and expressions which are defined in the First Amendment have the same respective meanings when used in this letter.

3. For the purposes of this letter, we have examined draft copies of the following documents:

     (a)  the First Amendment;

     (b)  the Notes; and

     (c) the Series A Warrants, Series B Warrants and Series C Warrants (the "Warrants");

     (d) the amended and restated Registration Rights Agreement referred to in clause 7 of the First Amendment (the "Registration Rights Agreement");

     (e)  the Credit Agreement:

     (f)  the Lender Note;

     (g) the Amended Collateral Agent Agreement (as defined in the Credit Agreement);

     (h)  the First Amendment to the Guaranty (as defined in the Credit
          Agreement);

     (i) the First Amendment to the Pledge Agreement by and between, inter alia, the Company and Silver Creek Investments Limited (the "Pledge Agreement");

     (j) the First Amendment to the Security Agreement (as defined in the Credit Agreement);

     (k) the First Amendment to the Patent and Security Agreement (as defined in the Credit Agreement);

     (l) the Investment Advice Agreement between the Company and Scorpion Holdings, Inc.;

          (collectively the "Documents").

4. Except as stated below, and other than as set forth in paragraph 3 above, we have not, for the purposes of this opinion, examined any contracts, instruments or other documents entered into by or affecting any of the parties to the Documents (hereinafter collectively referred to as the "Parties") or any corporate records of the Parties and have not made any other searches or enquiries concerning the Parties:

     (a) a copy of each of the Certificate of Incorporation, Memorandum of Association and Articles of Association of the Company as certified by the Company Secretary on June 18, 2001;

     (b) a faxed copy of a written resolution of the directors of the Company dated June 20, 2001;

     (c) copies of two resolutions of the shareholders of the Company passed on May 16, 1997 as certified by the Company Secretary on June 18, 2001;

     (d) a faxed copy of an incumbency certificate dated June 20, 2001 of the Company;

     (e) a certificate dated June 18, 2001 of the Company Secretary certifying and confirming certain information in relation to the Company;

     (f) a search of the database in respect of the Company in the records of the Registrar of Companies on June 19, 2001 (the "Company Search");

     (g) an enquiry by telephone was made at the Central Index of Winding Up Petitions on June 20, 2001 at 4 pm with respect to the Company (the "Winding Up Search");

     (h) a certificate dated June 20, 2001 of the Company Secretary certifying the Company's compliance with all covenants under all existing credit facilities of the Company; and

     (i) a certificate dated June 20, 2001 of the President and Chief Executive Officer of the Company.

5. Our opinion is limited to the laws of England and Wales in force at the date of this opinion. We express no opinion as to any other law and we have assumed that there is nothing in any other law which would affect our opinion as stated herein. In particular, we have made no investigation as to the laws of the State of New York or the federal laws of the United States of America as a basis for this opinion and do not express or imply any opinion thereon. This opinion is governed by and shall be construed in accordance with the laws of England and Wales.

6. In rendering this opinion we have assumed without search or enquiry (save as mentioned above):

     (a) the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as certified, photostat or faxed copies or filed with the Registrar of Companies and the authenticity of the originals of such documents;

     (b) that, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

     (c) that none of the parties (other than the Company) will be in breach of any of its respective obligations under any document, contract, instrument or agreement as a result of its entry into and performance of its obligations under the Documents;

     (d) that the Documents constitute the legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws

     (e) the certificate referred to at paragraph 4(d) and all other certificates and documents referred to and expressed to be relied upon in this opinion which are dated earlier than the date hereof remain true and accurate in all respects;

     (f) the written resolutions of the directors of the Company referred to in paragraph 4(b) above have not been amended or rescinded and are in full force and effect;

     (g) the resolutions of the shareholders of the Company referred to in paragraph 4(c) above:

          (i)  were duly passed at a properly convened meeting of shareholders;
          and

          (ii) have not been amended or rescinded and are in full force and effect;

     (h) that the Company's authorised share capital shall be sufficient to allow the issue of: (i) the Transaction Fee Shares and the Drawdown Fee Shares and (ii) the Company's ordinary shares of 5p each (the "Ordinary Shares") issuable: (x) upon the exercise of the Warrants; and/or (y) pursuant to section 2.6 of the Credit Agreement and/or (z) pursuant to the Notes; and such Ordinary Shares and Transaction Fee Shares and Drawdown Fee Shares shall form part of the share capital covered by a valid allotment authority and a valid disapplication of statutory preemption rights and their issue shall have been authorised by a valid resolution of the Board of directors of the Company or as otherwise provided for in the Company's memorandum and articles of association;

     (i) there is no other agreement, instrument or other arrangement between any of the Parties to any of the Documents which modifies or supersedes any of the Documents;

     (j) that no Ordinary Shares, or rights to subscribe for Ordinary Shares (including the Warrants) have been or will be offered or sold to any person in the United Kingdom except to persons whose activities involve them in acquiring, holding or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, and that no document issued in connection with the sale or offering of Ordinary Shares or rights to subscribe for Ordinary Shares has been or will be passed on to any person in the United Kingdom other than a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996, as amended, or a person to whom the document may otherwise lawfully be issued or passed on;

     (k) that each of the Parties who is carrying on, or purporting to carry on, investment business in the United Kingdom is an authorised person or an exempted person under the Financial Services Act 1986;

     (l) that there will have been no breach of section 47 of the Financial Services Act 1986;

     (m) that there will have been no breach of the Common Unsolicited Calls Regulations 1991 in connection with the promotion, offering or sale of Ordinary Shares or rights to subscribe for Ordinary Shares in the United Kingdom;

     (n) there will have been no breach of section 57 of the Financial Services Act 1986;

     (o) the representations and warranties of the Company contained in the Documents are true, complete and up to date and will be complied with;

     (p) the Company is not in breach of any of its covenants in any of the Documents and such covenants will be complied with and, without prejudice to the generality of the foregoing, the Company will perform its covenants in the Documents that require the Company to at all times reserve and set apart and have, free from statutory pre-emption rights, a number of authorised but unissued Ordinary Shares sufficient to enable it at any time to fulfil all of its obligations under the Documents;

     (q) that, except to the extent expressly set out in the opinions below in relation to the Company, no registrations or filings, authorisations, consents, approvals, licences or validations are required from any governmental or regulatory agency in connection with the execution, delivery or performance of the Documents by any of the parties thereto;

     (r) the absence of mutual mistake of fact, fraud or duress, and of any other arrangements, understandings or course of conduct of prior dealings modifying or superseding any of the terms of the Documents, or that would result in the inclusion of additional terms therein, and that the parties have acted in accordance with the terms of such agreements and documents;

     (s) that the choice of law provisions governing each of the Documents were made for bona fide purposes and that there are no provisions of the laws of any jurisdiction which would be contravened by the execution, delivery or performance of the Documents;

     (t) that the documents and entries obtained by us from the Company Search were then complete, up-to-date and accurate and have not since then been altered and that such search did not fail to disclose any information relevant for the purposes of this opinion;

     (u) that any information disclosed to us by any public officials, including, without limitation, the information disclosed to us by the Winding Up Search was complete, up-to-date and accurate and has not since such disclosure been altered, and that the Company has not passed a voluntary winding-up resolution not revealed by the search, and that no petition since such investigation or inquiry has been presented or order made for the winding-up, dissolution or administration of the Company and no receiver, administrator or similar officer has been appointed in relation to the Company or its assets; and

     (v) to the extent that the obligations of the Company under the Documents may be dependent upon such matters, that with respect to any party other than the Company (i)(a) such party is duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has the requisite organisational and legal power and authority to perform its obligations under the Documents; (c) is duly qualified to engage in the activities contemplated by the Documents; and (d) has duly authorised, executed and delivered the Documents;

          (ii) that the Documents to which it is a party constitute its legally valid and binding agreement, enforceable against it in accordance with their terms; and (iii) that it is in compliance with all applicable laws, rules and regulations to which it is subject, its constitutive documents, and any judicial or administrative judgement, injunction or order binding upon it or its property.

7. On the basis of such assumptions and subject to the reservations and other matters set out in this letter, we are of the opinion as of the date of this letter that:

     (a) the Company was duly incorporated under the laws of England and Wales as a company with limited liability on October 5, 1983 under the Companies Acts 1948 to 1981 and:

               (i) the Company Search revealed no order or resolution for the winding up of the Company and no notice of appointment in respect of a liquidator, receiver, administrative receiver or administrator; and

               (ii) the Winding Up Search indicated that no petition for the winding up of the Company had been presented.

     (b) the execution, delivery and performance of the Company's obligations under each of Documents has been duly authorized by all necessary corporate action of the Company;

     (c) the execution, delivery and performance by the Company of its obligations under the Documents do not violate (i) any English statute, rule or regulation applicable to the Company; or (ii) the provisions of the Memorandum of Association or Articles of Association of the Company;

     (d) no consent, approval, authorization, registration or filing is, as at the date hereof, required in England by the Company from any governmental or regulatory agency in England in connection with the execution and delivery of the Documents by the Company or the performance by the Company of its obligations under the Documents except that no opinion is rendered as to such covenants, approvals, authorisations, registrations or filings which may be necessary by virtue of the specific business in which the Company is engaged; and

     (e) the Drawdown Fee Shares, the Transaction Fee Shares and the Ordinary Shares issuable pursuant to the exercise of the Warrants, pursuant to section 2.5 of the Credit Agreement and pursuant to the Notes will, if issued, have been duly authorised by all necessary corporate action of the Company and such shares, when issued in the manner referred to in the Documents pursuant to which they are to be issued, will be validly issued and fully paid and will not be subject to any statutory pre-emption rights.

8.   The opinions set forth above are subject to the following reservations:

     (a)  we express no opinion as to matters of fact;

     (b) we express no opinion as to and have not investigated the laws of any jurisdiction other than those of England, as in force as at today's date;

     (c) we express no opinion as to tax, duty (including stamp duty and stamp duty reserve tax), levy or any similar liability or any purported indemnity in respect thereof;

     (d) we express no opinion as to whether the Company will have the requisite consents, waivers, approvals and authorities for the performance by the Company of its obligations under the Documents at any time after the giving of this opinion;

     (e) under English law, any obligation to pay additional interest or other amount in circumstances of breach or default might be held unenforceable on the ground that is a penalty and thus void;

     (f) we express no opinion as to the enforceability of the Documents under the laws of England and Wales, whether the provisions of such Documents are valid and binding on the Company under the laws of England Wales or whether any judgment, order or any other remedy available to a party pursuant to the Documents would be enforceable under the laws of England and Wales;

     (g) our opinions are subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganisation, moratorium or similar laws relating to our affecting the rights and remedies of creditors generally.

     (h) other than as specifically set forth in paragraph 7 of this opinion in relation to the Documents, we express no opinion with respect to any other document or agreement or the consummation of the transactions contemplated by them (including, without limitation, the Securities Purchase Agreement dated April 14, 1999 and the Credit Agreement);

     (i)       (i)  the Winding Up Search is not capable of revealing whether or not a winding-up petition has been presented, and notice of an order or resolution for winding-up or an order for administration or notice of the appointment of a receiver, liquidator or similar person may not be filed at the Companies Registry immediately. We also bring your attention to the fact that such telephonic search is an informal procedure which cannot be relied upon; and

               (ii) such search is not conclusively capable of revealing whether of not: (i) a winding-up order has been made or a resolution passed for the winding-up of the Company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; since notice of these matters may not be filed with the Companies Registry immediately and, when filed, may not be entered on the public database of the Company immediately. In addition, the search is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or a petition for an administration order has been presented;

     (h) any charges over the Company's assets must be registered with Companies House within 21 days of the date thereof in order to be valid and enforceable in accordance with its terms pursuant to section 395 of the Companies Act 1985 and may need to be registered with other authorities (e.g. HM Land Registry); and

     (j) the Companies Act 1985 requires that Form 88(2) is filed at Companies House within 14 days of the allotment of the Fee Shares and the Ordinary Shares by the Company.

9. This letter only applies to those facts and circumstances which exist on the date hereof, and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention, any changes in laws which may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date of this letter which would alter the opinions rendered herein.

10. This opinion is rendered only to you and is solely for your benefit in connection with the transactions as contemplated by the Documents. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

11. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the First Amendment, Notes, Warrants or otherwise.

12. Any proceedings arising our of or in connection with this opinion against this firm shall be brought in the courts of England and Wales.

                              Yours faithfully,